As Filed With the Securities and Exchange Commission on October 14, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            AMERIWEST MINERALS CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   20-0266164
                        (IRS Employer Identification No.)

                         5135 Camino Al Norte, Suite 250
                            North Las Vegas, NV 89031
                            Telephone (702) 974-0677
   (Address and telephone number of registrant's principal executive offices)

                              Mr. William J. Muran
                         5135 Camino Al Norte, Suite 250
                            North Las Vegas, NV 89031
                            Telephone (702) 974-0677
            (Name, address and telephone number of agent for service)

                                   Copies to:
                         W.L. Macdonald Law Corporation
                             Attn: William Macdonald
                          Suite 1210, 777 Hornby Street
                         Vancouver, B.C. V6Z 1S4 CANADA
                             Telephone (604)648-1670
                                Fax (604)681-4760

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed         Proposed
 Title of                              maximum          maximum
securities             Amount          offering        aggregate     Amount of
   to be               to be            price          offering     registration
registered           registered       per Share(2)      price(3)       fee(1)
--------------------------------------------------------------------------------
Common Stock         3,250,000          $.02            $65,000          $2.56
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2)  Based on the last sales price in February 2008.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                            AMERIWEST MINERALS CORP.
               3,250,000 SHARES OF COMMON STOCK AT $.02 PER SHARE

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Ameriwest will not receive any proceeds from the sale of the shares.

Our common stock is presently not traded on any market or securities exchange.

Our independent auditor has issued an audit opinion for Ameriwest Minerals Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on FINRA's OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  Subject to Completion, Dated _______________

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
     Selected Financial Data                                                4
RISK FACTORS                                                                5
DETERMINATION OF OFFERING PRICE                                            12
DILUTION                                                                   12
SELLING SHAREHOLDERS                                                       12
PLAN OF DISTRIBUTION                                                       14
DESCRIPTION OF SECURITIES                                                  16
INTEREST OF NAMED EXPERTS AND COUNSEL                                      17
DESCRIPTION OF OUR BUSINESS                                                17
     Summary                                                               18
     Claims                                                                19
     Location                                                              21
     Accessibility, Climate, Local Resources and Physiography              23
     History                                                               23
     Geology                                                               24
     Glossary                                                              27
     Supplies                                                              28
     Exploration Program                                                   28
     Competitive Factors                                                   29
     Regulations                                                           29
     Mining Claims                                                         30
     Subcontractors                                                        30
     Employees and Employment Agreements                                   30
DESCRIPTION OF PROPERTY                                                    31
LEGAL PROCEEDINGS                                                          31
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   31
FINANCIAL STATEMENTS                                                       33
PLAN OF OPERATION                                                          33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE      36
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                   36
EXECUTIVE COMPENSATION                                                     37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT              40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             40

                                    SUMMARY

We were incorporated on May 30, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We have recently commenced exploration activities on one property. Record title to the property is held in our name. The property, Key 1-4 Mineral Claims, SW Goldfield Hills Area, Esmeralda County, Nevada, USA consists of approximately 83 acres. We are exploring for gold and silver deposits on the property.

In all probability the property does not contain any mineral reserves and therefore, investors may lose their investment.

At the present, we have no full-time employees. Our sole officer and director devotes approximately 10% - 15% of his time or 4 to 6 hours per week to our operation.

There is currently no trading market for our shares.

Our administrative office is located at 5135 Camino A1 Norte, Suite 250, North Las Vegas, NV 89031. Our fiscal year end is May 31.

OFFERING

Securities Being Offered        3,250,000 shares of common stock.

Offering Price                  The selling shareholders will sell our shares at
                                $0.02 per share until our shares are quoted on FINRA's OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering           The selling shareholders will determine when and
                                how they will sell the common stock offered in this prospectus.

Termination of the Offering     The offering will conclude when all of the
                                3,250,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued
 and to be Issued               6,250,000 shares of our common stock are issued
                                and outstanding as of the date of this
                                prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                 We will not receive any proceeds from the sale
                                of the common stock by the selling shareholders.

Registration Costs              We estimate our total offering registration
                                costs to be $5,500.


SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                    As of May 31, 2008     As of August 31, 2008
                                    ------------------     ---------------------
                                         (Audited)              (Unaudited)
BALANCE SHEET
  Total Assets                           $ 59,374                 51,333
  Total Liabilities                      $  1,867                      0
  Stockholder's Equity                   $ 57,507                 51,333

                                       May 30, 2007            May 30, 2007
                                      (Inception) to          (Inception) to
                                       May 31, 2008          August 31, 2008
                                       ------------          ---------------
                                         (Audited)             (Unaudited)
INCOME STATEMENT
  Revenue                                $      0                      0
  Total Expenses                         $ 22,493                 28,667
  Net Loss - (Loss)                      $(22,493)               (28,667)

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED EXPLORATION AND HAVE A LIMITED OPERATING HISTORY, THERE IS NO BASIS UPON WHICH YOU CAN EVALUATE OUR PROPOSED BUSINESS AND PROSPECTS.

We were incorporated under the name Ameriwest Minerals Corp. on May 30, 2007, and to date have been involved primarily in organizational activities and obtaining our mineral claims and funding.

We have only recently begun the exploration of our subject claims, and there is no way to evaluate the likelihood of whether we will be able to operate our proposed business successfully.

If our business fails to develop in the manner we have anticipated, investors may lose their investment in the shares.

AS A NEWLY FORMED MINERAL EXPLORATION COMPANY, WE ARE SUBJECT TO THE MANY RISKS AND UNFORESEEN EXPENSES AND PROBLEMS THAT A NEWLY FORMED MINERAL EXPLORATION COMPANY ENCOUNTERS.

As a newly formed mineral exploration company, we are subject to all of the operating hazards and risks normally incident to exploring and developing mineral properties such as unusual rock formations, environmental pollution, personal injuries, industrial accidents, flooding, cave-ins, and periodic interruptions due to inclement weather. These risks can materially adversely affect our business and cause our business to fail. Furthermore, if we are unsuccessful in preparing for and/or addressing these risks, our business will be likely to fail and investors will lose their entire investment in the shares.

Similar to other mineral exploration companies, we are also subject to many unforeseen risks and expenses incident to exploring and developing mineral properties such as delays in governmental or environmental permitting, changes in the legislation governing the mining industry that might alter our ability to conduct our operations as planned, the availability of reasonably priced insurance products, unexpected construction costs necessary to create and maintain the production facility, and normal fluctuations in the general markets for the minerals and/or metals to be produced. These risks and expenses, while beyond our control, can materially adversely affect our business and cause our business to fail. Furthermore, if these unforeseen costs and expenses exceed our current estimates, our business will be likely to fail and investors will lose their entire investment in the shares.

AS A NEWLY FORMED MINERAL EXPLORATION COMPANY, WE WILL BE REQUIRED TO IMPLEMENT AND EXECUTE OUR PROPOSED BUSINESS, AND IF WE ARE UNABLE TO DO SO YOU WILL LOSE YOUR INVESTMENT IN THE SHARES.

New mineral exploration companies are traditionally subject to high rates of failure. We are no exception to this general trend and we can provide no assurances to investors that we will be able to generate any operating revenues or achieve profitable operations.

If we are unsuccessful in implementing exploration plans due to the problems, risks, or expenses previously mentioned above, our business will likely fail and you will lose your entire investment in the shares.

AS A NEWLY FORMED MINERAL EXPLORATION COMPANY, WE WILL BE REQUIRED TO ANTICIPATE AND HANDLE POTENTIAL GROWTH AND WE MAY NOT BE ABLE TO DO SO.

If exploration of our subject claims proves successful, our potential for growth will place a significant strain on our technical, financial and managerial resources. We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical and accounting staffs, and if we fail to do so investors will lose their investment in the shares.

IF WE NEED TO RAISE ADDITIONAL FUNDS, THE FUNDS MAY NOT BE AVAILABLE WHEN WE NEED THEM. WE MAY BE REQUIRED TO PROVIDE RIGHTS SENIOR TO THE RIGHTS OF OUR SHAREHOLDERS IN ORDER TO ATTRACT ADDITIONAL FUNDS AND, IF WE USE EQUITY SECURITIES TO RAISE ADDITIONAL FUNDS DILUTION TO OUR SHAREHOLDERS MAY OCCUR.

To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced; and those equity securities issued to raise additional funds may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

IF WE FAIL TO MAKE REQUIRED PAYMENTS TO THE UNITED STATES DEPARTMENT OF THE INTERIOR, BUREAU OF LAND MANAGEMENT, WE WILL LOSE THE RIGHT TO THE SUBJECT CLAIMS.

In order to maintain our rights to the claims we must make timely payments to the United States Department of the Interior, Bureau of Land Management, and if we fail to do so we will lose our rights to the claims, and we may be forced to cease our business operations.

IF OUR EXPLORATION PROGRAM PROVIDES RESULTS INDICATING THAT COMMERCIALLY VIABLE GOLD OR SILVER DEPOSITS EXIST WITHIN THE SUBJECT CLAIMS, WE WILL BE REQUIRED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL IN ORDER TO ACHIEVE PRODUCTION AND GENERATE REVENUE FROM SUCH DEPOSITS, AND IF WE ARE UNABLE TO DO SO, OUR BUSINESS MAY FAIL AND INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT IN THE SHARES.

If the initial results of our exploration program are successful, we will require additional capital for the further exploration and possible production from any mineral deposits within the subject claims.

If we are unable to raise the additional capital, our business may fail and investors will lose their entire investment in the shares.

MOST, IF NOT ALL, OF OUR COMPETITION WILL BE FROM LARGER, WELL ESTABLISHED AND BETTER FINANCED COMPANIES, AND IF WE ARE UNABLE TO SUCCESSFULLY COMPETE WITH OTHER COMPANIES OUR BUSINESS WILL FAIL.

If we are able to implement our business operations, substantially all of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do. If we are unable to overcome such competitive disadvantages, we will be forced to cease our business operations and investors will lose their investment in the shares.

WE CURRENTLY HAVE NO EMPLOYEES OTHER THAN OUR OFFICER, WE HAVE NO EMPLOYMENT AGREEMENT WITH OUR OFFICER, OUR OFFICER SERVES ON A PART-TIME BASIS, WE CANNOT PAY OUR OFFICER ANY COMPENSATION, AND IF OUR OFFICER WAS TO LEAVE OUR EMPLOY, OUR BUSINESS COULD FAIL.

Because our ability to engage in business is dependent upon, among other things, the personal efforts, abilities and business relationships of our officer, if our officer were to terminate employment with us or become unable to provide such services before a qualified successor, if any, could be found, our business could fail.

Our current officer does not provide full time services to us, and we will not have full-time management until such time, if ever, as we engage employees on a full-time basis.

We do not maintain "key person" insurance on our officer, and if our officer were to die or become disabled, we do not have any insurance benefits to defer the costs of seeking a replacement.

WE ARE HIGHLY DEPENDENT UPON OUR OFFICER, WE HAVE NO DEFINITIVE COMPENSATION AGREEMENTS WITH HIM, AND BECAUSE HE HAS INVOLVEMENT OR RELATIONS WITH OTHER BUSINESS, HE MAY HAVE A CONFLICT OF INTEREST.

Our officer does not work for us on a full-time basis and we have no definitive arrangement to compensate our officer or to engage him on a full-time basis. In the event that our officer resigns because of time restraints or financial reasons, this could adversely affect our ability to carry on business and could reduce the value of your investment in the shares or even cause our business to fail.

Our officer relies on other business activities to support himself and he provides services and/or consulting work to other companies in the mineral exploration business. Such business activities may be considered a conflict of interest because he must continually make decisions on how much of his time will be allocated to our business as against his other business projects, which may be competitive, or where he will allocate new business opportunities.

WE MAY BE UNABLE TO ATTRACT OR RETAIN EMPLOYEES IN WHICH EVENT OUR BUSINESS COULD FAIL.

Competition for personnel in the junior mineral exploration industry is intense. Because of our limited resources, we may not be able to compensate our employees at the same level as our competitors. If we are unable to attract, retain and motivate skilled employees, our business could fail.

We cannot assure you that we will have the financial resources to hire full-time personnel when they are needed or that qualified personnel will then be available, and if we are unable to hire full-time personnel when they are needed, our business could fail.

AS A RESULT OF THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

Exploration for minerals is a speculative venture necessarily involving substantial risk. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined.

We can provide you with no assurance that our subject claims contain any commercially viable reserves.

THE EXPLORATION WORK CONDUCTED ON THE SUBJECT CLAIMS MAY NOT RESULT IN THE DISCOVERY OF COMMERCIAL QUANTITIES OF GOLD OR SILVER. EVEN IF COMMERCIAL QUALITIES OF GOLD OR SILVER ARE FOUND, WE MIGHT NOT BE ABLE TO EFFECTIVELY MINE THE GOLD BECAUSE OF THE LACK OF AVAILABLE TECHNOLOGY.

Problems, such as unusual and unexpected rock formations, environmental pollution, flooding, cave-ins, and industrial accidents, are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and investors would lose your entire investment.

THERE ARE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, AND, AS A RESULT, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards and risks, such as cave-ins, environmental pollution liability, and personal injuries.

We may be unable or unwilling to obtain insurance against such hazards and risks. We currently have no insurance against the risks of mineral exploration, and we do not expect to obtain any such insurance in the foreseeable future.

If we were to incur such a hazard or risk, the costs of overcoming same may exceed our ability to do so, in which event we could be required to liquidate all our assets and investors will lose their entire investment.

BECAUSE ACCESS TO OUR SUBJECT CLAIMS IS OFTEN RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN IMPLEMENTING OR CONTINUING WITH OUR EXPLORATION, AS WELL AS, WITH ANY FUTURE MINING EFFORTS.

Access to the subject claims may be hindered during the period between December and February of each year due to inclement weather conditions in the area. As a result, any attempts to visit, test, or explore the subject claims may be limited to when weather permits such activities.

These limitations can result in delays in our exploration efforts, as well as, any mining and production in the event that commercial amounts of minerals are found. Such delays could cause our business to fail.

AS WE UNDERTAKE EXPLORATION OF OUR SUBJECT CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE OF GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There is much governmental regulation that materially affects the exploration of minerals. We will be subject to the mining laws and regulations of the State of Nevada and the United States.

We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with applicable law.

Our exploration program budgets provide amounts for anticipated regulatory compliance, however, there is a risk that the amounts budgeted may be inadequate due to errors, omissions or additional regulations, any one of which could prevent us from carrying out our exploration program.

MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL. AS A RESULT, WE MAY NOT BE ABLE TO MARKET ANY MINERALS THAT MAY BE FOUND.

The mining industry, in general, is intensively competitive, and we are unable to provide any assurance that a ready market will exist for the sale of any gold, even if any quantity of gold or silver is discovered within the subject claims.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

The exact effect of these factors cannot be accurately predicted, but the impact of any one or a combination thereof may result in our inability to generate any revenue.

OUR INDEPENDENT AUDITOR HAS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements have been prepared on the assumption that we will continue as a going concern, but if we fail to continue as a going concern, investors will lose their investment in the shares. The report of our independent auditor refers to the substantial doubt as to our ability to continue as a going concern.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on FINRA's Over the Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES ARE CONSIDERED PENNY STOCK WHICH MAY LIMIT YOUR ABILITY TO SELL THE STOCK.

Our shares are considered penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated costs of this registration statement ($5,500) to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of the registration statement and apply to have the shares quoted on FINRA's Over the Counter Bulletin Board (OTCBB). To be eligible for quotation, issuers must remain current in their filings with the Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for investors to resell any shares, if at all.

THERE HAS NOT BEEN AND MAY NEVER BE A VIABLE PUBLIC MARKET FOR OUR COMMON STOCK, AND IF A VIABLE PUBLIC MARKET DOES NOT DEVELOP, YOU WILL NOT BE ABLE TO SELL YOUR SHARES EASILY, IF AT ALL.

There has not been a trading market for our shares, and we cannot predict the extent to which investor interest in our company will lead to the development of a trading market for our shares or how liquid that market might be.

If a trading market for our shares develops, the public offering price for the shares may not be indicative of prices that will prevail in such market. The market price of our common stock, if any, may decline below the public offering price.

OUR OFFICER AND DIRECTOR OWNS A LARGE BLOCK OF OUR OUTSTANDING STOCK AND WILL HAVE THE RIGHT TO EFFECTIVELY CONTROL THE COMPANY.

Our present officer and director controls approximately 48% of our outstanding common stock.

He may be able to influence the outcome of shareholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or sale of our assets. In addition, that controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

WE HAVE NEVER PAID DIVIDENDS TO OUR SHAREHOLDERS, AND WE DO NOT ANTICIPATE THAT WE WILL PAY ANY DIVIDENDS TO OUR SHAREHOLDERS IN THE FORESEEABLE FUTURE.

Our future policy on payment of dividends will be determined by our Board of Directors based upon a consideration of our earnings, if any, our future capital needs and other relevant factors.

SOME HOLDERS OF OUR SECURITIES MAY HAVE THE RIGHT TO RESCIND THEIR PURCHASES. IF THESE SECURITY HOLDERS EXERCISE THEIR RIGHT TO RESCIND THEIR PURCHASES, OUR OPERATIONS WILL BE MATERIALLY ADVERSELY AFFECTED DUE TO THE COSTS ASSOCIATED WITH SUCH RESCISSION.

In April of 2007 we provided a registration statement and prospectus to certain of our stockholders. We could not sell any securities under such registration statement on file with the SEC, as the post effective amendment that had been filed in regards to the shares had been filed and was pending but had not been declared effective. The federal securities laws require registration of securities unless an appropriate exemption from the registration requirements of those laws is available. If it is determined that we sold securities under such registration statement and that an exemption did not exist for the sale of these securities, we may have violated registration requirements. If so, subsequent purchasers of these shares could seek rescission of their purchase and recover money paid for the securities. We make no admission of any violation of federal securities laws and no investor has sought rescission of any purchase. The Securities Act of 1933, as amended, requires that any claim for rescission be brought within one year of the alleged violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the alleged violation. Further, we cannot assure you that courts will not apply equitable or other doctrines to extend the period within which purchasers may bring their claims. If any security holders exercise their right to rescind their purchases, our operations will be materially adversely affected as the costs associated with any rescission may be high.

Should federal or state securities regulators deem it necessary to bring administrative or legal actions against us based upon these disclosures, the defence of any enforcement action is likely to be costly, distracting to our management and if unsuccessful could result in the imposition of significant penalties. The filing of a claim for rescission or enforcement action against us or our officers or directors could materially and adversely impact our stock price, generate significant adverse publicity that materially affects our operations and materially impair our ability to raise capital through future sales of our securities

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price was based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,250,000 shares of common stock offered through this prospectus. These shares were acquired from us in two private placements that were exempt from registration under Regulation S of the Securities Act of 1933, the first completed in February, 2008 and the second in September, 2008.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the number of shares owned by each prior to this offering; the total number of shares that are to be offered for each; and the total number of shares that will be owned by each upon completion of the offering.

                                     Number of         Total of
                                      Shares            Shares        Number of
Name of Selling                       Before            Offered     Shares after
  Shareholder                        Offering          For Sale       Offering
  -----------                        --------          --------       --------
KIMBERLEY BRIGGS                      50,000             50,000           0
LINDSEY BRISCOE                       25,000             25,000           0
RACHEL CLOWES                         50,000             50,000           0
BRETT CONNELLY                        75,000             75,000           0
GEMMA ECCLESTON                      100,000            100,000           0
GAVIN HARNESS                        100,000            100,000           0
LAURA CLAIRE HINTON                  100,000            100,000           0
ANDREW JACKSON                       100,000            100,000           0
STEPHANIE JOWETT                     100,000            100,000           0
RHONDA KING-MITCHELL                 200,000            200,000           0
ZOE LOVELL                            50,000             50,000           0
STUART LOVELL                         50,000             50,000           0
BRIAN MACKINNON                      250,000            250,000           0
REBECCA MCCOMBE                       50,000             50,000           0
STEPHEN MITCHELL                     100,000            100,000           0
KEELY MOUNT                           75,000             75,000           0
RYAN PATERSON                        100,000            100,000           0
JACQUELINE POOLE                      75,000             75,000           0
CHRISTOPHER RAMSAY                    25,000             25,000           0
HEATHER SPAIN                        100,000            100,000           0
RYAN WATSON                          100,000            100,000           0
KATIE WHEELDON                        75,000             75,000           0
DARLENE ZURKAN                       150,000            150,000           0
DARREN ZURKAN                        150,000            150,000           0
DON ZURKAN                           150,000            150,000           0
KRISTOPHER ZURKAN                    150,000            150,000           0
CAROLINE INDUSTRIES                  200,000            200,000           0
EPSOM INVESTMENT SERVICES N.V        250,000            250,000           0
KORRIGAN A.G                         250,000            250,000           0

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
     (2)  has ever been one of our officers or directors.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders. Or, if they act as agent for the purchaser of the common stock, they may receive a commission from the purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $5,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     *    bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The Selling Shareholders are offering the common shares for their own accounts and may be considered underwriters, and not for our account. We will not receive any proceeds from the sale of common shares by the Selling Shareholders. The Selling Shareholder may be statutory underwriters within the meaning of the Securities Act of 1933 in connection with such sales of common shares and could be acting as an underwriter in its resales of the common shares under this prospectus.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. Our current officer and director owns 48% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

We are not required to furnish you with an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act upon effectiveness of the registration statement. The reports will be filed electronically. The reports we will be required to file are on forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to May 31, 2008, included in this prospectus, have been audited by Malone & Bailey, CPA. Our financial statements for the period ended August 31, 2008, included in this prospectus, have been reviewed by Malone & Bailey, CPA. We include the audited financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

W.L. Macdonald Law Corporation has passed upon the validity of the shares being offered and certain other legal matters.

James W. McLeod, Professional Geologist, has provided us with the geology report on which the exploration program contained herein is based.

                             DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on May 30, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage. We are conducting exploration activities on the Key 1-4 mining claims, SW Goldfield Hills Area, Esmeralda County, Nevada, USA. We maintain our statutory registered agent's office at Resident Agents of Nevada, Inc., 711 S. Carson Street, Suite 4, Carson City, Nevada 89701 and our business office is located at 5135 Camino Al Norte, Suite 250, North Las Vegas, NV 89031. This is our mailing address as well. Our telephone number is (702) 974-0677.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

SUMMARY

The Key property consists of four contiguous, located, lode mineral claims, Key 1-4 comprising a total of 82.64 acres. Ameriwest Minerals Corp., a Nevada, U.S.A. corporation is the beneficial owner of the mineral claims.

The mineral claim area is underlain by desert wash, colluvium, alluvial and playa deposits of Quaternary age.

The bedrock units that occur on the north and west sides of the mineral claims are Lower Cambrian age siltstones and Middle Tertiary age shale, siltstone, sandstone and tuff.

The underlying rock units on the mineral claims exhibit an east trending bulge, of low to moderate magnetic strength that could indicate a response to a younger, underlying intrusive body. Most or all of the mineral claims are drift or overburden covered and offer exploration potential. The geologist feels that the potential exists for movement of mineralizing fluids to have impregnated the older rock units. These fluids could emanate from deeper sources related to intrusive activity and travel along structurally prepared conduits in the underlying bedrock.

The mineral claim is favorably situated and may require geophysical surveys to determine in more detail its potential following the initial prospecting, mapping and reconnaissance soil geochemistry program. An exploratory drilling program could follow the Phase 1 - 3 surveys and be contingent upon positive results being obtained from the previous fieldwork.

The object of our initial exploration undertaking is to assess areas that may require more detailed investigations to assist in determining their economic significance. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

CLAIMS

The Key mineral claims consist of 4 located mineral claims in one contiguous, 2 x 2 group that are listed as follows:

         Name             Area               Good to Date
         ----             ----               ------------
         Key 1            20.66 ac.          Sept. 1, 2009
         Key 2            20.66 ac.          Sept. 1, 2009
         Key 3            20.66 ac.          Sept. 1, 2009
         Key 4            20.66 ac.          Sept. 1, 2009

The beneficial owner of the above listed mineral claims is Ameriwest Minerals Corp.

                        [MAP SHOWING THE CLAIM LOCATION]

LOCATION

The Key 1-4 mineral claims (see Figure 2) comprise a total of 82.64 acres. The mineral claim area may be located on the Esmeralda County 1:250,000 map sheet. At the center of the claim group, (4 post) the latitude is 37(degree) 30.553' N and the longitude is 117(degree) 12.014' W.

The claims are motor vehicle accessible from the Town of Goldfield, Nevada by traveling 15 miles south along US Highway 95 to the NV Highway 266 (Cottontail) cut-off. Turn right and head west for 0.2 miles on Hwy 266 to a good dirt road between line poles 3 and 4 and head northwest for 1 mile to road junction. Center post is 15 feet right of road junction.

                      [MAP SHOWING THE PROPERTY LOCATION]

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The Key property lies in the west central part of the State of Nevada southwest of the Town of Goldfield. The mineral claims are motor vehicle accessible from US Highway 95 by traveling south of the Town of Goldfield, NV for 15 miles to the Nevada Highway 266 and then traveling northwest for 1.2 miles to the property.

The area experiences about 4" - 8" of precipitation annually of which about 20% (in a cold year) may occur as a snow equivalent. This amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F(degree) average with high spells of 100+F(degree) while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average, for the month of January, from the high 20's F(degree) to the low 40's F(degree) with low spells down to minus 20 F(degree).

The Town of Goldfield offers some of the necessary infrastructure required to base and carry-out an exploration program, (limited accommodations, communications, some equipment and supplies). The towns of Tonopah and Beatty to the north and south, respectively on US Hwy 95 and the NV Hwy 266 junction, offer a larger choice of the essentials required to carry-out exploration work in the mineral claim area. Larger or specialized equipment can be acquired in the City of Las Vegas lying 180 miles by paved road (Highway 95) to the south.

The physiography of the Key property is gently southeast sloping valley terrain bounded on the east and west at some distance by low, rounded mountainous ranges or hills. Much of this area with many broad open valleys hosts sagebrush, juniper and pinon, Joshua trees and cacti, such as the prickly pear growing as far north as Goldfield, NV.

The claim area ranges in elevation from 4,750' - 4,850' mean sea level. The physiographic setting of the property can be described as open desert in the valleys within a mosaic of rounded mountains in an interior plateau setting. The surface area has been altered both by some fluvial and more wind erosion and some depositional (drift cover) effects of in-filling and in situ or residual erosion. Thickness of drift cover in some valleys may vary considerably, but in the proximity of the Key property it is not thought to be very deep. Surface water occurrences are rare, springs are sparse and subsurface aquifers are accessed when needed by drilling wells where allowed.

HISTORY

The recorded mining history of the general area dates from the 1860's when prospectors passed through heading north and west. The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale, coal field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990's as an open cut, cyanide heap leach operation.

The mineral claims lie within a local area seen to contain gold and silver prospects. Although the geologist is unaware of any such mineral occurrences actually known to occur on the mineral claims it is thought to be a good area in which to conduct a mineral exploration program.

GEOLOGY

Regional Geology - The regional geology of Nevada is described as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. Many of the oldest units are found to occur in the southeast corner of the State along the Colorado River. The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys. This feature may suggest E-W compression that may have expression as low angle thrust faults (see Figure 3a). Various types of faulting are recognized in many areas of Nevada and it often plays a large part in the emplacement of mineral occurrences and ore bodies.

Local Geology - The local geology about the Key property which is situated approximately 12 airmiles to the south of Goldfield, NV reveals a northeast trending, elongate assemblage of sedimentary (metamorphic) rock units of Lower Cambrian age. They are seen to lie in relatively close proximity to a number of Tertiary to Quaternary aged, volcanic and unconsolidated to consolidated sedimentary rock occurrences. Throughout this local area are a number of northeast trending high angle faults and some low angle northwesterly thrusting fault occurrences that could have set the stage for mineralizing fluids to have affected the underlying rock units.

Property Geology - The geology of the Key property area may be described as being covered by Quaternary desert wash, collovium, alluvium and playa deposits. This covered mineral claim area within a larger surrounding area of rock exposure and known mineral occurrences exhibits a good geological setting and could be considered a good target area in which to conduct mineral exploration. The outcrops partially surrounding or flanking the alluvial covered valley underlying the mineral claim area suggests mineral occurrences or structurally prepared covered bedrock could be sought after in those areas.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

                               [AEROMAGNETIC MAP]

GLOSSARY

Aeromagnetic survey - a magnetic survey conducted from the air normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder.

Alluvial - unconsolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

Andesitic to basaltic composition - a range of rock descriptions using the chemical make-up or mineral norms of the same.

Aphanitic - fine grained crystalline texture.

Blind-basin - a basin practically closed off by enveloping rock exposures making the central portion of unconsolidated alluvial basin isolated.

Colluvium - loose, unconsolidated material usually derived by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

Desert wash - out-wash in dry (desert) or arid areas of colluvium or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

Elongate basin - a longer than wide depression that could be favorable to in-filling by material from adjacent eroding mountains.

Formation - the fundamental unit of similar rock assemblages used in stratigraphy.

Intermontane belt - between mountains (ranges), a usually longer than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

Lode mineral claim (Nevada) - with a maximum area contained within 1500' long by 600' wide = 20.66 acres.

Nuees Ardante or Ladu - an extremely hot, gaseous, somewhat horizontally ejected lava, often from near the summit that accentuates the downward flow or "glowing avalanche" because of its mobility.

Overburden or Drift Cover - any loose material which overlies bedrock.

Plagioclase feldspar - a specific range of chemical composition of common or abundant rock forming silicate minerals.

Playa - the lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

Plutonic, igneous or intrusive rock - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, from smallest to largest.

Porphyritic in augite pyroxene - Large porphyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained rock-forming minerals.
Quarternary - the youngest period of the Cenozoic era.

Snow equivalent - Approximately 1" of precipitation (rain) = 1' snow.

Syenite - Coarse grained, alkalic, low in quartz intrusive rock.

Trachyte - fine grained or glassy equivalent of a syenite.

Volcaniclastic - Angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

SUPPLIES

Supplies and manpower are readily available for exploration of the property.

EXPLORATION PROGRAM

A three phase exploration proposal and cost estimate is recommended with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase. Please refer to the Plan of Operation section of this prospectus for a more detailed discussion of the exploration program.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. We commenced Phase 1 of the exploration program on the claims in March 2008. The geologist has completed the fieldwork and provided us with his report. He has recommended a Phase 1A program consisting of some fill-in MMI soil sampling and if positive results are obtained then we would embark on the Phase 2 exploration program. We anticipate doing this during the fourth quarter of 2008, but have not yet received confirmation from the geologist as to his availability to do so.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material. We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

The estimated costs of the work program were provided by James P. McLeod, P.Geo. He estimated the cost of prospecting, mapping, wages, soil geochemical sampling, assaying, truck rentals, sustenance, gas etc. and contingency costs to be $65,500 (including Phase 1A after completion of his fieldwork from Phase 1). We have no relationship with Mr. McLeod.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for a gold or silver deposit. We may or may not find an ore body. We hope we do, but it is impossible to predict the likelihood of such an event. In addition, the nature and direction of the exploration may change depending upon initial results. Because we have not found economic mineralization, it is impossible to project future revenue generation.

COMPETITIVE FACTORS

The gold and silver mining industry is fragmented, that is there are many, gold and silver prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold or silver on the property or not. If we do not, we will cease or suspend operations. We are an infinitely small participant in the gold and silver mining market. Readily available markets exist in the United States and around the world for the sale of gold and silver. Therefore, we believe we will be able to sell any gold or silver that we are able to recover.

REGULATIONS

Our exploration programs in Nevada are subject to state and federal regulations regarding environmental considerations. All operations involving the exploration for the production of minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of streams and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the rights of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming and may delay commencement or continuation of exploration or production operations. Future legislation may significantly emphasize the protection of the environment, and, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as further interpretation of existing laws in the United

States, may require substantial increases in equipment and operating costs and delays, interruptions, or a termination of operations, the extent of which cannot be predicted. Environmental problems known to exist at this time in the United States may not be in compliance with regulations that may come into existence in the future. This may have a substantial impact upon the capital expenditures required of us in order to deal with such problem and could substantially reduce earnings.

The regulatory bodies that directly regulate our activities are the Bureau of Land Management (Federal) and the Nevada Department of Environmental Protection (State).

MINING CLAIMS

We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

Our geologist will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We would be required to comply with the laws of the State of Nevada. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

SUBCONTRACTORS

We utilize the services of a geologist, who supervises the subcontractors for exploration work on our properties.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no full-time employees. Our officer and director is a part-time employee and currently devotes about 10% - 15% of his time or four to six hours per week to our operation. Our officer and director does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Our officer and director will handle our administrative duties. The Company has paid the geologist $4,250 to commence Phase 1 of the exploration work.

                             DESCRIPTION OF PROPERTY

The Company's corporate offices are located at 5135 Camino Al Norte, Suite 250, North Las Vegas, NV 89031. Record title to the Key 1-4 Mineral Claims, SW Goldfield Hills Area, Esmeralda County, Nevada, USA property upon which we are conducting exploration activities is held in our name. We are exploring for gold and silver on the property.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of our registration statement and apply to have the shares quoted on FINRA's OTC Electronic Bulletin Board (OTCBB). We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. There have been no discussions or understandings between Ameriwest Minerals with any market maker regarding participation in a future trading market for our securities.

There is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. We currently have 30 shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

                              FINANCIAL STATEMENTS

The financial statements of Ameriwest Minerals Corp. for the years ended May 31, 2008 and 2007, and related notes, included in this prospectus have been audited by Malone & Bailey, PC, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting. The financial statements of Ameriwest Minerals Corp. for the three months ended August 31, 2008, and related notes, prepared by the company and included in this prospectus have been reviewed by Malone & Bailey, PC.

                                PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

SUMMARY

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. We believe our current cash will allow us to operate for the next twelve months.

We will be conducting research in the form of exploration of the property. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold or silver. Our success depends upon finding mineralized material. This includes a determination by our geologist if the property contains reserves. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

We do not have enough money to complete all the exploration of the property. If Phase 1-2 exploration proves positive we will have to raise additional funds for Phase 3, we may try to raise additional funds from a private placement or loans. At the present time, we have not made any plans to raise this additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

The property is undeveloped raw land. We commenced Phase 1 of the exploration program on the claims in March 2008. The geologist has completed the fieldwork and provided us with his report. He has recommended a Phase 1A program consisting of some fill-in MMI soil sampling and if positive results are obtained then we would embark on the Phase 2 exploration program. We anticipate doing this during the fourth quarter of 2008, but have not yet received confirmation from the geologist as to his availability to do so. The estimated cost of this program is $8,500 and will take approximately 10 days to complete and an additional one to two months to receive the results from the assay lab and prepare his report.

The following three phase exploration proposal and cost estimate is offered with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase:

PHASE 1

Detailed prospecting, mapping and soil geochemistry.
The program is expected to take four weeks to complete
including the turnaround time on sample analyses. The
estimated cost for this program is all inclusive                       $ 8,500

PHASE 1A

Fill-in MMI soil sampling                                              $ 8,500

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. The program is expected to take two weeks
to complete. The estimated cost includes transportation,
travel, accommodation, board, grid installation, two
geophysical surveys, maps and report                                   $ 8,500

PHASE 3

Induced polarization survey over grid controlled anomalous
areas of interest outlined by Phase 1&2 programs. Hoe or
bulldozer trenching, mapping and sampling of bedrock
anomalies. Includes assays, maps and reports                           $40,000
                                                                       -------

                                           Total                       $65,500
                                                                       =======

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologist will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct the research and exploration of our properties before we start production of any minerals we may find. We believe that our current cash balance will allow us to operate for one year.

If future financing becomes necessary, we have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2008 our total assets were $51,333, including $47,083 in cash and $4,250 in deposits. Our total liabilities were $0. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans.

At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Management believes our current cash balance is sufficient to fund our proposed exploration program through Phase 2 and operating activities over the next 12 months, however there is no assurance that the funds will be sufficient. Our financial statements have been prepared on a going concern basis, which implies we will continue to realize assets and discharge liabilities in the normal course of business. We have not generated revenues since inception and it is unlikely we will generate earnings in the immediate or foreseeable future. Our continuation as a going concern is dependent upon the continued financial support from our shareholders, the ability to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

We acquired one property containing one mining claim. The property is staked and exploration operations commenced in March 2008.

Since inception we have issued a total of 6,250,000 shares of common stock. A total of 3,000,000 of common stock were issued pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933 on May 30, 2007. The purchase price of the shares was $15,000 or $0.005 per share. This was accounted for as an acquisition of shares for cash by the director. A total of 3,250,000 shares of common stock were issued to non-US persons pursuant to the exemption from registration in reliance on Regulation S promulgated under the Securities Act of 1933, as amended, on February 18, 2008. The purchase price of the shares was $65,000 or $0.02 per share. On September 1, 2008 1,050,000 shares were rescinded by the company and funds in the amount of $21,000 were returned to seven shareholders. On September 4, 2008 a total of 1,050,000 shares of common stock were issued to six non-US persons pursuant to the exemption from registration in reliance on Regulation S promulgated under the Securities Act of 1933, as amended. The purchase price of the shares was $21,000 or $0.02 per share.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

OFFICERS AND DIRECTORS

Directors serve until his or her successor is elected and qualified. Officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

 Name and Address                    Age                         Position(s)
 ----------------                    ---                         -----------
William J. Muran                      61       President, Secretary, Treasurer, Principal Executive
5135 Camino Al Norte, Suite 250                Officer, Principal Financial Officer, Principal Accounting
North Las Vegas, NV  89031                     Officer & Sole Director

BACKGROUND OF OUR OFFICER AND DIRECTOR

William J. Muran has been our President, Secretary, Treasurer, Principal Financial Officer, Principal Executive Officer, Principal Accounting Officer and Sole Director since January 24, 2008.

From July 1967 to July 1973 Mr. Muran served in the United States Army achieving the rank of Specialist-Four.

Since September 1978 Mr. Muran has been the owner and operator of William J. Muran Pool Service, a full service maintenance and repair swimming pool service in Newport Beach, California.

Mr. Muran holds a Liberal Arts degree in Business and Finance from Orange Coast College in Costa Mesa, California.

Mr. Muran became our sole officer and director upon the resignation on January 24, 2008 of Mr. S. Gerald Diakow. Due to Mr. Diakow's other obligations he was not able to spend the amount of time necessary to implement the company's business plan. In a private transaction the shares held by Mr. Diakow were transferred to Mr. Muran. Mr. Diakow has agreed to act as an advisor to Mr. Muran to utilize his 41 years of experience in the natural resource and mineral exploration field. Mr. Diakow has agreed that he will not receive any compensation for his advisory position and will not hold any office or position in the company.

CONFLICTS OF INTEREST

We believe that our officer and director may be subject to conflicts of interest. The conflicts of interest arise from his being unable to devote full time to our operations.

No policy has been implemented or will be implemented to address conflicts of interest.

In the event our officer and director resigns from his position, there may be no one to run our operations and our operations may be suspended or cease entirely.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for our officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------

W Muran,        2008     0         0           0            0          0            0             0         0
President,
CFO & CEO

SG Diakow,      2007     0         0           0            0          0            0             0         0
Former CEO &
CFO

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
W Muran,       0              0              0           0           0           0            0           0            0
CEO & CFO

SG Diakow,     0              0              0           0           0           0            0           0            0
Former CEO
& CFO

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
W Muran             0         0           0            0                0               0            0
Sole Director

SG Diakow,          0         0           0            0                0               0            0
Former Director

We have not paid any salaries and we do not anticipate paying any salaries in the near future. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our director does not receive any compensation for serving on the board of directors.

As of the date hereof, we have not entered into employment contracts with officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

INDEMNIFICATION

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

       Name and Address                       Number of        Percentage of
     Beneficial Ownership (1)                  Shares           Ownership
     ------------------------                  ------           ---------

     William J. Muran                        3,000,000             48%
     5135 Camino Al Norte, Suite 250
     North Las Vegas, NV  89031

     All Officers and Directors              3,000,000              48%
     as a Group (1 person)

----------
(1) The person named above is a "promoter" as defined in the Securities Exchange Act of 1934. Mr. Muran is the only "promoter" of our company.

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 3,000,000 shares of common stock were issued to Gerald Diakow, a former officer and director in May 2007. On January 24, 2008, in a private transaction the shares were transferred to the new officer and director of the corporation, William Muran. The 3,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. If he sells his stock into the market, the sales may cause the market price of the stock to drop.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2007, S. Gerald Diakow, our former president, acquired 3,000,000 shares of our common stock, for cash proceeds of $15,000. On January 24, 2008, in a private transaction the shares were transferred to the new officer and director of the corporation, William Muran. The 3,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Our officer and director is our only promoter. He has not received, nor will he receive, anything of value from us, directly or indirectly in his capacity as promoter.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Ameriwest Minerals Corp.
North Las Vegas, NV
(An Exploration Stage Company)

We have audited the accompanying balances sheets of Ameriwest Minerals Corp. (an exploration stage company) as of May 31, 2008 and 2007 and the related statements of expenses, changes in shareholders' equity, and cash flows for the year ended May 31, 2008 and for the periods from May 30, 2007 (inception) through May 31, 2008 and from May 30, 2007 (inception) through May 31, 2007. These financial statements are the responsibility of Ameriwest Minerals Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Ameriwest is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Ameriwest's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ameriwest Minerals Corp. as of May 31, 2008, and the results of operations and cash flows for the year then ended and for the periods from May 30, 2007 (inception) through May 31, 2008 and from May 30, 2007 (inception) through May 31, 2007 in conformity with accounting principles generally accepted in the United States of America.


/s/ Malone & Bailey, P.C.
--------------------------------
www.malone-bailey.com
Houston, TX
August 19, 2008

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                     As of              As of
                                                                    May 31,            May 31,
                                                                     2008               2007
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $ 55,124           $ 15,000
  Deposits                                                            4,250                 --
                                                                   --------           --------

                                                                   $ 59,374           $ 15,000
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $  1,867           $    590
                                                                   --------           --------
TOTAL LIABILITIES                                                     1,867                 --

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 75,000,000 shares
   authorized; 6,250,000 and 3,000,000 shares issued and
   outstanding as of May 31, 2008 and May 31, 2007                    6,250              3,000
  Additional paid-in capital                                         73,750             12,000
  Deficit accumulated during exploration stage                      (22,493)              (590)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           57,507             14,410
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 59,374           $ 15,000
                                                                   ========           ========


   The accompanying notes are an integral part of these Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                             Statements of Expenses
--------------------------------------------------------------------------------

                                                                 May 30, 2007        May 30, 2007
                                                                  (inception)         (inception)
                                              Year ended           through             through
                                                May 31,             May 31,             May 31,
                                                 2008                2007                2008
                                              ----------          ----------          ----------
GENERAL & ADMINISTRATIVE EXPENSES             $    4,886          $      590          $    5,476
IMPAIRMENT OF MINERAL PROPERTIES                   7,750                  --               7,750
PROFESSIONAL FEES                                  9,267                  --               9,267
                                              ----------          ----------          ----------

NET LOSS                                      $   21,903          $      590          $   22,493
                                              ==========          ==========          ==========

BASIC AND DILUTED NET LOSS PER SHARE          $     0.01          $       --
                                              ==========          ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                     3,923,497           3,000,000
                                              ==========          ==========


   The accompanying notes are an integral part of these Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
               From May 30, 2007 (Inception) through May 31, 2008
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                           Common     Additional       During
                                              Common       Stock       Paid-in       Exploration
                                              Stock        Amount      Capital          Stage          Total
                                              -----        ------      -------          -----          -----
Stock issued for cash at inception
on May 30, 2007 @ $0.005 per share           3,000,000     $ 3,000     $ 12,000       $     --       $ 15,000

Net loss, May 31, 2007                                                                    (590)          (590)
                                            ----------     -------     --------       --------       --------

BALANCE, MAY 31, 2007                        3,000,000     $ 3,000     $ 12,000       $   (590)      $ 14,410
                                            ==========     =======     ========       ========       ========
Stock issued for cash per Reg. S
offering on February 18, 2008
@ $0.02 per share                            3,250,000       3,250       61,750                        65,000

Net loss, May 31, 2008                                                                 (21,903)       (21,903)
                                            ----------     -------     --------       --------       --------
BALANCE, MAY 31, 2008                        6,250,000     $ 6,250     $ 73,750       $(22,493)      $ 57,507
                                            ==========     =======     ========       ========       ========


   The accompanying notes are an integral part of these Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                              May 30, 2007       May 30, 2007
                                                                               (inception)        (inception)
                                                            Year ended           through            through
                                                              May 31,            May 31,            May 31,
                                                               2008               2007               2008
                                                             --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $(21,903)          $   (590)          $(22,493)
  Adjustments to reconcile net loss to net cash
   used in (provided by) operating activities:

  Changes in operating assets and liabilities:
    Deposits                                                   (4,250)                --             (4,250)
    Accounts Payable                                            1,277                590              1,867
                                                             --------           --------           --------
          NET CASH USED IN OPERATING ACTIVITIES               (24,876)                --            (24,876)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock for cash                            65,000             15,000             80,000
                                                             --------           --------           --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES            65,000             15,000             80,000
                                                             --------           --------           --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      40,124             15,000             55,124

CASH AT BEGINNING OF PERIOD                                    15,000                 --                 --
                                                             --------           --------           --------

CASH AT END OF YEAR                                          $ 55,124           $ 15,000           $ 55,124
                                                             ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :
  Interest                                                   $     --           $     --           $     --
  Income Taxes                                               $     --           $     --           $     --


   The accompanying notes are an integral part of these Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               as of May 31, 2008
--------------------------------------------------------------------------------

NOTE 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ameriwest Minerals Corp. was incorporated in Nevada on May 30, 2007. Ameriwest is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard No.7 "Accounting and Reporting for Development Stage Enterprises." Ameriwest's principal business is the acquisition and exploration of mineral resources.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the year ended May 31, 2008, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Ameriwest considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Mineral Property Costs. Ameriwest has been in the exploration stage since its formation on May 30, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Financial Instruments. Financial instruments, which include cash, accrued liabilities and due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Income Taxes. Ameriwest recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Ameriwest provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently Issued Accounting Pronouncements. Ameriwest does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their results of operations, financial position or cash flow.

NOTE 2. COMMON STOCK

On May 30, 2007, Ameriwest issued 3,000,000 common shares at $0.005 per share or $15,000.

On February 18, 2008, Ameriwest issued 3,250,000 common shares at $0.02 per share or $65,000.

NOTE 3. INCOME TAXES

Ameriwest uses the asset and liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2007, Ameriwest incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $22,493 at May 31, 2008, and will begin to expire in 2027.

At May 31, 2008, deferred tax assets consisted of the following:

                    Deferred Tax Asset              $ 7,600
                    Valuation Allowance              (7,600)
                                                    -------
                    Net Deferred Tax Asset          $    --
                                                    =======

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                                 Balance Sheets
                                   (unaudited)
--------------------------------------------------------------------------------

                                                                     As of             As of
                                                                   August 31,          May 31,
                                                                     2008               2008
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $ 47,083           $ 55,124
  Deposits                                                            4,250              4,250
                                                                   --------           --------

                                                                   $ 51,333           $ 59,374
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $     --           $  1,867
                                                                   --------           --------

TOTAL LIABILITIES                                                        --              1,867

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 75,000,000 shares
   authorized; 6,250,000 shares issued and outstanding
   as of August 31, 2008 and May 31, 2008                             6,250              6,250
  Additional paid-in capital                                         73,750             73,750
  Deficit accumulated during exploration stage                      (28,667)           (22,493)
                                                                   --------           --------

TOTAL STOCKHOLDERS' EQUITY                                           51,333             57,507
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 51,333           $ 59,374
                                                                   ========           ========


                       See Notes to Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                             Statements of Expenses
                                   (unaudited)
--------------------------------------------------------------------------------

                                                                                       May 30, 2007
                                             Three Months         Three Months         (inception)
                                                ended                ended               through
                                              August 31,           August 31,           August 31,
                                                 2008                 2007                 2008
                                              ----------           ----------           ----------
GENERAL & ADMINISTRATIVE EXPENSES             $    1,443           $    8,422           $   14,669
PROFESSIONAL FEES                                  4,731                3,700               13,999
                                              ----------           ----------           ----------

NET LOSS                                      $   (6,174)          $  (12,122)          $  (28,667)
                                              ==========           ==========           ==========

BASIC AND DILUTED NET LOSS PER SHARE          $    (0.00)          $    (0.00)
                                              ==========           ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                    6,250,000            3,000,000
                                              ==========           ==========


                       See Notes to Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                            Statements of Cash Flows
                                   (unaudited)
--------------------------------------------------------------------------------

                                                                                               May 30, 2007
                                                         Three Months       Three Months       (inception)
                                                            ended              ended             through
                                                          August 31,         August 31,         August 31,
                                                             2008               2007               2008
                                                           --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $ (6,174)          $(12,122)          $(28,667)
  Adjustments to reconcile net loss to net cash
   used in operating activities:

  Changes in operating assets and liabilities:
    Increase (decrease) in Accounts Payable                  (1,867)                --                 --
    (Increase) decrease in Deposits                              --                 --             (4,250)
                                                           --------           --------           --------
          NET CASH USED IN OPERATING ACTIVITIES              (8,041)           (12,122)           (32,917)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock for cash                              --                 --             80,000
                                                           --------           --------           --------

NET CHANGE IN CASH                                           (8,041)           (12,122)            47,083

CASH AT BEGINNING OF PERIOD                                  55,124             15,000                 --
                                                           --------           --------           --------

CASH AT END OF PERIOD                                      $ 47,083           $  2,878           $ 47,083
                                                           ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                 $     --           $     --           $     --
  Income Taxes                                             $     --           $     --           $     --


                       See Notes to Financial Statements

                            AMERIWEST MINERALS CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                              as of August 31, 2008
--------------------------------------------------------------------------------

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Ameriwest Minerals, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Ameriwest's Form 10-K filed with SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2008 as reported in the Form 10-K have been omitted.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

                  SEC Registration Fee                  $    3
                  Printing Expenses                         97
                  Accounting Fees and Expenses           2,200
                  Legal Fees and Expenses                2,500
                  Transfer Agent Fees                      700
                                                        ------
                  TOTAL                                 $5,500
                                                        ======

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Ameriwest Minerals Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception of the Company on May 30, 2007, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

    Name and Address                   Date           Shares      Consideration
    ----------------                   ----           ------      -------------
S. Gerald Diakow                    May 30, 2007     3,000,000   Cash of $15,000
5135 Camino Al Norte, Suite 250
North Las Vegas, NC  89031

On January 24, 2008, in a private transaction the above referenced shares were transferred to the new officer and director of the corporation, William Muran. We issued the foregoing restricted shares of common stock to our officer and director pursuant to section 4(2) of the Securities Act of 1933. At the time he was a sophisticated investor, officer and director of our company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

A total of 3,250,000 shares of common stock were issued to non-US persons pursuant to the exemption from registration in reliance on Regulation S promulgated under the Securities Act of 1933, as amended, on February 18, 2008. The purchase price of the shares was $65,000 or $0.02 per share. On September 1, 2008 1,050,000 shares were rescinded by the company and funds in the amount of $21,000 were returned to seven shareholders. On September 4, 2008 a total of 1,050,000 shares of common stock were issued to six non-US persons pursuant to the exemption from registration in reliance on Regulation S promulgated under the Securities Act of 1933, as amended. The purchase price of the shares was $21,000 or $0.02 per share. (See Selling Shareholders). These transactions were deemed exempt from registration under the Securities Act of 1933 in reliance upon Regulation S category 3 of Rule 903. To wit: (A1) The offer or sale was made in an offshore transaction; (A2) No directed selling efforts were made in the United States; and (B1) The purchaser certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act; (B2) The purchaser of the securities agreed to resell such securities only in accordance with the provisions of U.S. securities laws; (B3) The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (B4) We have agreed in writing to refuse to register any transfer of the securities not made in accordance with the provisions of U.S. securities laws.

None of these transactions employed the use of an underwriter.

                                    EXHIBITS

Exhibit No.                    Document Description
-----------                    --------------------
    3.1         Articles of Incorporation
    3.2         Bylaws
    5.1 Opinion of W.L. Macdonald Law Corporation regarding the legality of the securities being registered
   23.1         Consent of Malone & Bailey, Certified Public Accountants
   23.2         Consent of W.L. Macdonald Law Corporation (see exhibit 5.1)
   23.3 Consent of James P. McLeod, P. Geo. (see section 19.0 of exhibit 99.1)
   99.1         Geology Report dated June 30, 2007
   99.2         Fieldwork Summary Report dated July 16, 2008

                                  UNDERTAKINGS

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          i. If the registrant is relying on Rule 430B (230.430B of this chapter):
               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of North Las Vegas, NV on October 10, 2008.

                            AMERIWEST MINERALS CORP.


                            BY: /s/  William J. Muran
                                ------------------------------------------------
                                William J. Muran, President, Principal Executive Officer, Principal Financial Officer,
                                Principal Accounting Officer & Sole Director

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